Exhibit 99.1

Clubhouse Media Group Announces 2021 Results

LOS ANGELES, March 30, 2022 /PRNewswire/ — Clubhouse Media Group, Inc. (OTCMKTS: CMGR) (“Clubhouse Media Group”), an influencer-based social media firm and digital talent management agency, today announced financial results for the fiscal year 2021.

“For the fiscal year 2021, net revenues grew 321% versus the prior year to $4.3 million. Influencer/creator brand sponsorship deals contributed significantly to the growth, and we continue to see a tremendous opportunity in this space going forward in 2022 and beyond,” said Dmitry Kaplun, Chief Financial Officer of Clubhouse Media Group.

“Operationally, while we reported higher expenses in 2021 versus the previous year, we reduced our consecutive quarterly net loss each quarter beginning with the quarter ended September 30, 2021, we closed our physical content houses, and we significantly reduced our monthly cash burn, especially in the last two months of 2021. We believe that this will be fully reflected in a lower expense base in 2022 and beyond,” Mr. Kaplun added.

On the funding side, Clubhouse Media Group secured new sources of long-term financing, such as the $15 million equity line, and short-term debt so that it can continue to expand in its operations.

“Since Dmitry joined us as the CFO in the fourth quarter of 2021, he has been instrumental in positioning the company financially for the growth ahead. Additionally, we added full time ex-CAA sales executives who are starting to produce larger scale brand deals. We have also been witnessing the growth of our Honeydrip.com creator platform, which we expect to grow exponentially in 2022,” added Amir Ben-Yohanan, Chief Executive Officer of Clubhouse Media Group.

Twelve Months Ended December 31, 2021 Financial Results

Net revenue was $4,253,765 for the twelve months ended December 31, 2021, compared to net revenue of $1,010,405 for the period from January 2, 2020 (inception) to December 31, 2020.

Operating expenses for the twelve months ended December 31, 2021 were $15,514,421, compared to $2,725,105 for the period from January 2, 2020 (inception) to December 31, 2020.

Net loss for the twelve months ended December 31, 2021 was $22,245,656 compared to $2,577,721 for the period from January 2, 2020 (inception) to December 31, 2020.

About Clubhouse Media Group

About Clubhouse Media Group, Inc.

Clubhouse Media Group offers management, production, and deal-making services to its handpicked influencers, a management division for individual influencer clients, and an investment arm for joint ventures and acquisitions for companies in the social media influencer space

Follow Clubhouse Media Group on Twitter: https://twitter.com/ClubhouseCMGR

Forward-Looking Statements

This release contains “forward-looking statements”. Forward-looking statements also may be included in other publicly available documents issued by Clubhouse Media Group and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause Clubhouse Media Group’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for Clubhouse Media Group’s products and services, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this press release.

CONTACT

Clubhouse Media Group

media@clubhousemediagroup.com